EXHIBIT 99.1

TSS Reports Third Quarter 2025 Financial Results

Year-to-date revenue of $184.8 million, up 88%

2025 Outlook Updated to Reflect Growth Investments

GEORGETOWN, TEXAS – Nov. 13, 2025 – TSS, Inc. (Nasdaq: TSSI), a data center services company that integrates AI and other high-performance computing infrastructure and software and provides related data center services, today reported results for its third quarter ended September 30, 2025.

“Our year-to-date revenue growth of 88% and Adjusted EBITDA improvement of 59% underscore the strength and momentum of our business.  This quarter’s procurement revenues reflect a comparison against last year’s exceptionally strong Q3 results.  In our Systems Integration business, where we deliver infrastructure to serve the exploding AI market, the volume of racks we integrated was lower than expected due to unforeseen operational requirements.  We have implemented new procedures and processes and are seeing dramatically higher rack volumes in our fourth quarter.  Costs reflect a full quarter of our new factory that in the third quarter were not matched by the additional revenues we expect to increase beginning in the fourth quarter plus additional investment in the facility itself”, said Darryll Dewan, CEO of TSS, Inc.

Third Quarter 2025 Financial Highlights:

(All comparisons are to Third Quarter 2024 unless otherwise noted)

•	Revenues of $41.9 million, down 40%
o	Procurement revenues of $31.1 million, down 49%
o	Systems Integration revenues of $9.2 million, up 20%
o	Facilities Management revenues of $1.6 million, down 19%
•	Gross profit of $4.6 million, down 41%
o	Reflects current year allocation of depreciation to COGS
•	Net loss of $1.5 million compared to net income of $2.6 million in Q3 2024
•	Diluted EPS of ($0.06) compared to $0.10
•	Adjusted EBITDA of $1.5 million, down 66%

Year-to-Date 2025 Financial Highlights

(All comparisons are to the First Nine Months of 2024 unless otherwise noted)

•	Revenues of $184.8 million, up 88%
o	Procurement revenues of $154.3 million, up 100%
o	Systems Integration revenues of $26.1 million, up 78%
o	Facilities Management revenues of $4.4 million, down 32%
•	Gross profit of $21.0 million, up 39%
•	Net income of $3.0 million, down 27%
•	Diluted EPS of $0.11, down from $0.16
•	Adjusted EBITDA of $10.7 million, up 59%

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Fourth Quarter Outlook

Dewan added, “Two years of rapid growth, a focus on operational excellence and strong relationships with key partners have driven our performance year-to-date. We expect elevated performances from Procurement although the government shutdown may impact pipeline orders closing in the calendar year. Systems Integration and Facilities Management should both have stronger results in the fourth quarter, resulting in a strong rebound in quarterly EBITDA. Accordingly, we are updating our full year 2025 Adjusted EBITDA outlook to a range between 50% and 75% growth compared to 2024.  This run rate should carry into 2026 and result in another year of rapid revenue and EBITDA growth.”

The Company will conduct a conference call at 5 p.m. Eastern time today. To participate on the conference call, please dial 877-545-0523 toll free from the U.S. or Canada. Other international callers may access the call at 1-973-528-0016. The event ID number is 370784.  Investors may also access a live audio webcast of this conference call and replay the call for one year following the webcast, at https://www.webcaster5.com/Webcast/Page/2294/53175.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and certain extraordinary items. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may or could have a disproportionately positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure; this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS specializes in simplifying the complex. The TSS mission is to streamline the integration and deployment of high-performance computing infrastructure and software, ensuring that end users quickly receive and efficiently utilize the necessary technology. Known for flexibility, the company builds, integrates, and deploys custom, high-volume solutions that empower data centers and catalyze the digital transformation of generative AI and other leading-edge technologies essential for modern computing, data, and business needs. TSS’ reputation is built on passion and experience, quality, and fast time to value. As trusted partners of the world’s leading data center technology providers, the company manages and deploys billions of dollars in technology each year. For more information, visit www.tssiusa.com.

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Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect our future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risks related to the development of our procurement services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

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Contacts: Hayden IR James Carbonara (646) 755-7412 Brett Maas (646) 536-7331 tssi@haydenir.com	TSS, Inc. Danny Chism, CFO (512) 310-4908 dchism@tssiusa.com

-- Tables Follow –

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TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	September 30, 2025	December 31, 2024
	(unaudited)

Current Assets:
Cash and cash equivalents	$70,696	$23,222
Contract and other receivables, net	14,785	16,203
Costs and estimated earnings in excess of billings on uncompleted contracts	2,353	851
Inventories, net	11,321	17,673
Prepaid expenses and other current assets	1,176	248
Total current assets	100,331	58,197
Property and equipment, net	39,063	8,591
Lease right-of-use asset	15,835	24,213
Goodwill	780	780
Restricted cash	5,000	-
Other assets	4,403	4,787
Total assets	$165,412	$96,568

Current Liabilities:
Accounts payable and accrued expenses	$48,591	$53,340
Deferred revenues, current	11,700	2,613
Long-term debt, current	4,906	-
Lease liabilities, current	813	966
Total current liabilities	66,010	56,919
Non-current Liabilities:
Long-term debt, non-current	18,989	8,200
Lease liabilities, non-current	16,640	23,540
Deferred revenues, non-current	363	771
Total non-current liabilities	35,992	32,511
Total liabilities	102,002	89,430

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock	-	-
Common stock	3	3
Additional paid-in capital	132,401	74,200
Treasury stock, at cost	(11,624)	(6,730)
Accumulated deficit	(57,370)	(60,335)
Total stockholders’ equity	63,410	7,138
Total liabilities and stockholders’ equity	$165,412	$96,568

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TSS, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands except per-share values)

	Three Months Ended September 30,		Nine Month Ended September 30,
	2025	2024	2025	2024

Revenues:
Procurement	$31,101	$60,484	$154,280	$77,022
Facilities management	1,591	1,954	4,371	6,384
Systems integration	9,191	7,630	26,161	14,713
Total revenues	41,883	70,068	184,812	98,119

Cost of revenues	36,221	62,181	162,125	82,982
Cost of revenues - depreciation	1,027	-	1,645	-
Total cost of revenues	37,248	62,181	163,770	82,982
Gross profit	4,635	7,887	21,042	15,137

Operating expenses:
Selling, general and administrative	5,238	3,885	14,860	8,993
Depreciation and amortization	328	208	764	397
Total operating expenses	5,566	4,093	15,624	9,390
Income (loss) from operations	(931)	3,794	5,418	5,747

Interest expense	954	1,309	3,281	2,015
Interest (income)	(434)	(168)	(992)	(374)
Other (income)	(4)	(13)	(4)	(13)
Pre-tax income (loss)	(1,447)	2,666	3,133	4,119
Income taxes	50	20	168	56
Net income (loss)	$(1,497)	$2,646	$2,965	$4,063

Earnings (loss) per common share - Basic	$(0.06)	$0.12	$0.12	$0.18
Earnings (loss) per common share - Diluted	$(0.06)	$0.10	$0.11	$0.16

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 TSS, Inc.

Adjusted EBITDA Reconciliation (GAAP to non-GAAP)

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income (loss)	$(1,497)	$2,646	$2,965	$4,063

Interest expense, net	520	1,128	2,289	1,628
Depreciation and amortization	1,355	208	2,409	397
Income tax provision	50	20	168	56
EBITDA	$428	$4,002	$7,831	$6,144
Stock based compensation	1,030	299	2,881	604
Adjusted EBITDA	$1,458	$4,301	$10,712	$6,748

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